SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications  pursuant to Rule 425 under the Securities Act

☐  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acceleration of Stock Option Terms

On December 14, 2005, the Compensation Committee of Monster Worldwide, Inc.’s (the “Company”) Board of Directors (the “Compensation Committee”) approved the December 29, 2005 acceleration of  the vesting and exercisability of virtually all unvested stock options with exercise prices below $23.91 that are held by individuals employed by the Company on December 29, 2005, including executive officers. However, options issued to certain employees based outside the United States and directors remain unaffected by this modification.  The acceleration of vesting and exercisability will only apply to employee stock options with an exercise price lower than $23.91, as options with exercise prices greater than $23.91 were previously modified.

The Company will account for the December 29, 2005 modification of such options in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions involving Stock Compensation (an interpretation of APB Opinion No. 25).  FIN 44 requires the Company to recognize compensation expense on the modification of the stock options to the extent that an employee ultimately retains a stock option that otherwise would have been forfeited under the stock option’s original vesting terms.  As a result, the Company will only be required to record compensation expense on the modified options held by employees who are terminated between the modification date and January 1, 2006, the date on which FIN 44 will be superseded by SFAS 123R. Such amounts are not expected to be material.

As a result of this modification, the Company anticipates savings of approximately $8.8 million ($5.5 million after-tax).  The Company does not anticipate material compensation expense relating to employee stock options after January 1, 2006.

Following the December 29, 2005 acceleration, the Company will have accelerated substantially all outstanding stock options in order to mitigate compensation expense that would have been required upon the effectiveness of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”) beginning January 1, 2006.  SFAS 123R, which is effective from the first fiscal year that begins after June 15, 2005, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements.

The following table summarizes, as of December 14, 2005, the remaining stock options that are expected to be accelerated on  December 29, 2005:

Executive Officers:	Aggregate Number of Shares Issuable Under Accelerated Options	Weighted Average Exercise Price Per Share
Peter Dolphin	26,683	$10.32
John Mclaughlin	49,363	$10.32
Myron Olesnyckyj	12,500	$11.79
Brian Farrey	10,000	$11.79
Chris Power	11,503	$15.15
William Pastore	133,413	$8.58
Jonathan Trumbull	26,010	$11.43
Brad Baker	6,001	15.01
Steven Pogorzelski	10,000	$11.79
Total Executive Officers:	285,473	$10.07
Total Non-Executive Officer Employees:	647,096	$13.74
Total:	932,569	$12.61

Amendment to Agreement with ProFlite LLC

The Company periodically pays for its use of an aircraft which through December 31, 2003 was owned by a company controlled by Andrew J. McKelvey, the Company’s Chairman and CEO.  Mr. McKelvey has advised the Company that on December 31, 2003, Mr. McKelvey sold such holding company to General Yellow Pages Consultants, Inc. d/b/a The Marquette Group (“The Marquette Group”) but Mr. McKelvey continues to have obligations to a third party lender with respect to the aircraft.

The Company is party to a contract (the “Agreement”) dated as of April 29, 2005 with ProFlite LLC, a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group,  which governs the Company’s use of the plane.   The Company entered into an Amendment to the Agreement with ProFlite LLC, dated as of December 16, 2005 (the “Amendment”).  The Amendment amends the Agreement to increase the charter rate from $6,000 per hour to $8,000 per hour effective January 1, 2006.  A copy of the Amendment is filed herewith as Exhibit 10.1.

Letter Agreements

On December 16, 2005, the Company entered into a Letter Agreement with Brad Baker, the Company’s Chief Product and Marketing Officer, and on December 19, 2005, the Company entered into a Letter Agreement with Chris Power, the Company’s Chief Financial Officer, Global Operations (collectively, the “Letter Agreements”).  The Letter Agreements provide that if either Mr. Baker’s or Mr. Power’s employment with the Company is terminated by the Company for any reason other than cause (as defined therein) Mr. Baker or Mr. Power, as the case may be, will be entitled to receive upon the execution and delivery of a general release in favor of the Company, (i) severance equal to one year’s salary, and (ii) certain medical and dental benefits for the following twelve month period.  The Letter Agreements also provide for the acceleration of all unvested stock options and certain future restricted stock grants upon a change in control of the Company (as defined therein). In addition, Letter Agreements provide that if after a change in control of the Company, either Mr. Baker or Mr. Power, as the case may be, is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), because of payments made under his Letter Agreement and any benefit received under any other agreement, including the value of accelerated vesting of stock options (referred to collectively as “Change in Control Payments”), the Company must pay Mr. Baker or Mr. Power, as the case may be, the amount necessary to place him in the same after-tax position (i.e., after the payment of federal income tax and the Excise Tax) as he would have been in if the Change in Control Payments were not subject to the Excise Tax.  A copy of the Letter Agreement for each of Mr. Baker and Mr. Power are filed herewith as Exhibits 10.2 and 10.3, respectively.

 ITEM 8.01             OTHER EVENTS.

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 8.01 as if set forth herein.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

Not Applicable.

 (b)          Pro Forma Financial Information.

Not Applicable.

(c)           Exhibits.

10.1         Amendment to the Agreement, dated as of December 16, 2005, by and between the Company and ProFlite LLC.

10.2         Letter Agreement, dated December 16, 2005, between the Company and Brad Baker.

10.3         Letter Agreement, dated December 19, 2005, between the Company and Chris Power.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and
General Counsel
Dated: December 20, 2005